UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Exchange Act of 1934 (Amendment No.  )
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LaCrosse Footwear Inc.

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LaCrosse Footwear, Inc.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 27, 2009

To:	The Shareholders of LaCrosse Footwear, Inc.:
          NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of LaCrosse Footwear, Inc. will be held on Monday, April 27, 2009, at 3:00 P.M., Eastern Time, at LaCrosse Footwear, Inc.’s Distribution Center, 5352 Performance Way, Whitestown, Indiana, 46075 for the following purposes:
1.	To elect three directors to hold office until the 2012 annual meeting of shareholders and until their successors are duly elected and qualified;

2.	To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
          The close of business on February 27, 2009, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.
          A proxy for the meeting and a proxy statement are enclosed herewith.
By Order of the Board of Directors
LACROSSE FOOTWEAR, INC.
/s/ David P. Carson
David P. Carlson
Secretary
Portland, Oregon
March 27, 2009
     Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 27, 2009.
Pursuant to new rules promulgated by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a notice of annual meeting, and 2008 Annual Report to Shareholders, and by notifying you of the availability of our proxy materials on the Internet. The notice of annual meeting, proxy statement, and 2008 Annual Report to Shareholders are available at http://phx.corporate-ir.net/phoenix.zhtml?c=78432&p=Proxy. In accordance with the new SEC rules, the materials on the site are searchable, readable and printable and the site does not have “cookies” or other tracking devices which identify visitors. You are cordially invited to attend the meeting. The meeting is located at LaCrosse Footwear, Inc’s Distribution Center, 5352 Performance Way, Whitestown, Indiana, 46075. Directions to the Distribution Center are available at http://phx.corporate-ir.net/phoenix.zhtml?c=78432&p=2009AnnualMeeting_Directions.
YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE TO ENSURE THE PRESENCE OF A QUORUM. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

LaCrosse Footwear, Inc.
17634 NE Airport Way
Portland, Oregon 97230
PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 27, 2009
          This proxy statement is being furnished to shareholders by the Board of Directors (the “Board”) of LaCrosse Footwear, Inc. (“LaCrosse” or the “Company”) beginning on or about March 27, 2009, in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Monday, April 27, 2009, at 3:00 P.M., Eastern Time, at the LaCrosse Footwear, Inc. Distribution Center, 5352 Performance Way, Whitestown, Indiana, 46075 and all adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.
          Submission of a proxy given in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting.
          A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the three persons nominated for election as directors referred to herein in the attached Notice of Annual Meeting of Shareholders.
          Only holders of record of the Company’s common stock at the close of business on February 27, 2009, are entitled to vote at the Annual Meeting. On that date, there were 6,295,331 shares of common stock outstanding and entitled to vote. Holders of shares of common stock are entitled to cast one vote per share on all matters at the Annual Meeting.
          The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter and has not received voting instructions from the beneficial owner with respect to the particular matter) will be counted as shares present for the purpose of determining whether a quorum is present, but will not be counted for or against any proposal. If a quorum is present, (i) directors will be elected by a plurality of the votes cast at the Annual Meeting, and (ii) all other matters that properly come before the meeting will be approved if the votes cast in favor of any such proposal exceeds the votes cast against such proposal.
          As of March 27, 2009, the Board knows of no other business that will come before the meeting. If any other business shall properly come before the meeting, including any proposal submitted by a shareholder which was omitted from this Proxy Statement in accordance with the applicable provisions of the federal securities laws, your authorized proxies will vote thereon in accordance with their best judgment.

PROPOSAL 1 — ELECTION OF DIRECTORS
          The Company’s By-Laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect three directors to hold office until the 2012 annual meeting of shareholders and until their successors are duly elected and qualified. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable to serve or will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Directors will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors. Votes will be tabulated by an inspector of election appointed by the Board.
          The following sets forth certain information, as of February 27, 2009, about the Board’s nominees for election at the Annual Meeting.
Nominees for Election at the Annual Meeting
          Luke E. Sims, 59, has served as a director of the Company since December 1985. Mr. Sims has been a partner in the law firm of Foley & Lardner LLP (Milwaukee, Wisconsin) since 1984 and has been an attorney with such firm since 1976. Foley & Lardner LLP acted as general counsel for the Company from 1982 to 2004. Mr. Sims is the President and a director of Eagle Capital Growth Fund, Inc., and a director of Wilson-Hurd Mfg. Co.
          John D. Whitcombe, 53, has served as a director of the Company since March 1998. Mr. Whitcombe has been a partner in the law firm of Greenberg, Fields & Whitcombe (Torrance, California) since November 1994. From 1992 until November 1994 he was a partner in the law firm of Whitcombe, Makin & Pentis. Mr. Whitcombe is a director and the CEO of Oarsmen Foundation and a director of Little Company of Mary Hospital. Mr. Whitcombe is also a director and Treasurer for both GLS Building Corp. and Schuler Investment Corp.
          William H. Williams, 60, has served as a director of the Company since January 2006. Mr. Williams is President and CEO of Harry & David Holdings, Inc., a leading multi-channel specialty retailer and producer of branded premium gift-quality fruit and gourmet food products and gifts. Mr. Williams served as President and CEO of Harry & David for 12 years before being promoted in 2000 to President and COO of Yamanouchi Consumer, Inc. (YCI), the holding company for Harry & David and Shaklee. He was named CEO of YCI in 2002, and in 2004 returned as President and CEO of Harry & David following the sale of Harry & David to Wasserstein & Co. Prior to joining Harry & David, he held several senior executive positions at Neiman Marcus. Mr. Williams has served on the Oregon Economic Development Commission, the Oregon International Trade Commission and the Oregon Board of Higher Education. He has also served on the boards of directors of several corporations and not-for-profit groups.
THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” ALL NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” ALL NOMINEES.

BOARD OF DIRECTORS
The following sets forth certain information, as of February 27, 2009, about each director of the Company whose term will continue after the Annual Meeting.
Directors Continuing in Office
Terms expiring at the 2010 Annual Meeting
Joseph P. Schneider, 49, has served as a Director of the Company since March 1999 and as President and Chief Executive Officer since August 2000. Prior thereto, Mr. Schneider served as the Company’s Executive Vice President-Danner since May 1999; as President and Chief Executive Officer of Danner, Inc. (“Danner”), a subsidiary of the Company, since October 1998; as Vice President of the Company since June 1996; as President and Chief Operating Officer of Danner since December 1997; as Executive Vice President and Chief Operating Officer of Danner since June 1996 and as Vice President—Retail Sales of the Company from January 1993 until June 1996. From 1985, when he joined the Company, until January 1993, Mr. Schneider held various sales management positions.
Charles W. Smith, 61, has served as a Director of the Company since May 2004. Mr. Smith served as President and CEO of Recreational Equipment, Inc. (“REI”), a national retailer of outdoor gear and clothing, for 17 years before retiring in February 2000. During his 35-year tenure with REI, Mr. Smith served in a variety of sales, operations and management positions including Senior Vice President Operations, Vice President Retail, and distribution manager. He was elected to the National Sporting Goods Association’s Sporting Goods Industry Hall of Fame in 2001, and was co-founder and first President of the Outdoor Industry Conservation Alliance.
Terms expiring at the 2011 Annual Meeting
Richard A. Rosenthal, 76, has served as Chairman of the Board of the Company since March 2005 and as a director of the Company since June 1990. Prior to his appointment as Chairman, Mr. Rosenthal served as Vice Chairman of the Board beginning in May 2000. Mr. Rosenthal was the Chief Executive Officer of Saint Joseph Bank Corporation from 1962 until 1986. Mr. Rosenthal was the Director of Athletics at the University of Notre Dame from 1987 until August 1, 1995. Mr. Rosenthal is a director of Advanced Drainage Systems, Inc. and is a member of the advisory board of CID Investment Partners and RFE Investment Partners.
Stephen F. Loughlin, 58, has served as a director of the Company since November 2002. Mr. Loughlin is the Vice President of Finance for FEI Company, a manufacturer of production and analytical equipment for the semiconductor and data storage industries. Mr. Loughlin served as the acting Chief Financial Officer of FEI Company from 2001 to 2004. From 1999 until 2001, he served as the Chief Financial Officer of RadiSys Corporation, a provider of advanced embedded solutions for the commercial, enterprise, and service provider systems markets.
Except for Joseph P. Schneider and Craig P. Cohen, the Company’s Vice President, International Sales, no family relationships exist between any director or executive officer. Mr. Cohen is married to Mr. Schneider’s wife’s sister.

Independent Directors
          Of the seven directors currently serving on the Board of Directors, the Board has determined that Messrs. Loughlin, Rosenthal, Sims, Smith, Williams and Whitcombe are “independent directors” as defined in the listing standards of the NASDAQ Global Market. The Board has also determined that Messrs. Rosenthal, Loughlin, Smith, and Whitcombe meet the additional independence standards applicable for audit committee members. When determining the independence of Mr. Sims, the Board considered the Company’s relationship with Foley & Lardner LLP and determined that Mr. Sims’ independence was not affected.
Committees
          The Board has standing Audit, Compensation, and Nominating and Governance Committees. The Board has adopted, and may amend from time to time, a written charter for each of the Audit, Compensation, and Nominating and Governance Committees. The Company makes available on its corporate website at www.lacrossefootwearinc.com, free of charge, current copies of each of these charters. The Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this Proxy Statement.
          Audit Committee. The Audit Committee presently consists of Messrs. Loughlin (Chairman), Rosenthal, Smith, and Whitcombe. The Board has determined that Mr. Loughlin qualifies as an “audit committee financial expert,” as defined by applicable rules of the Securities and Exchange Commission. The principal functions performed by the Audit Committee are to assist the Board in monitoring the integrity of the Company’s financial statements, the qualifications, independence and performance of the Company’s independent registered public accounting firm, and the Company’s compliance with legal and regulatory requirements. The Audit Committee has the sole authority to appoint, retain, compensate and terminate the Company’s independent registered public accounting firm and to approve the compensation paid to the independent registered public accounting firm. The Audit Committee held five meetings in 2008.
          Compensation Committee. The Compensation Committee presently consists of Messrs. Smith (Chairman), Loughlin, Sims, and Williams. The principal function of the Compensation Committee is to review and recommend to the Board the compensation structure for the Company’s executive officers and other managerial personnel, including salary rates and structure of incentive compensation and benefit plans, fringe benefits, and other forms of compensation. The Compensation Committee also administers the Company’s 2001 Non-Employee Director Stock Option Plan and the 2007 Long-Term Incentive Plan. The Compensation Committee held seven meetings in 2008. See additional information regarding the Compensation Committee in the Compensation Discussion and Analysis section below.
          Nominating and Governance Committee. The Nominating and Governance Committee presently consists of Messrs. Whitcombe (Chairman), Rosenthal, Sims, and Williams. The principal functions performed by the Nominating and Governance Committee are: identifying individuals qualified to become directors and recommending to the Board candidates for all directorships to be filled by the Board of Directors or by the shareholders of the Company, identifying directors qualified to serve on the committees established by the Board and recommending to the Board members for each committee to be filled by the Board, and developing and recommending to the Board a set of corporate governance principles applicable to the Company. The Nominating and Governance Committee held three meetings in 2008.

Nominations of Directors
          The Nominating and Governance Committee will consider persons recommended by shareholders to become nominees for election as directors. Recommendations for consideration by the Nominating and Governance Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee.
          In identifying and evaluating nominees for director, the Nominating and Governance Committee seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds and possess knowledge in areas that are of importance to the Company. The Nominating and Governance Committee evaluates each nominee on a case-by-case basis regardless of who recommended the nominee. In assessing the qualifications of each candidate to determine if his or her election would further the goals described above, the Nominating and Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. However, the Board believes that, to be recommended as a director nominee, each candidate must:
•	display the highest personal and professional ethics, integrity and values;

•	have the ability to exercise sound business judgment;

•	be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest;

•	have relevant expertise and experience, and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience;

•	be independent of any particular constituency, be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value; and

•	have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business.
The Board also believes at least one director should have the requisite experience and expertise to be designated as an “audit committee financial expert” as defined by applicable rules of the Securities and Exchange Commission.
Communications with the Board of Directors
          Shareholders may communicate with the Board of Directors by writing to the Secretary of the Company at LaCrosse Footwear, Inc., c/o the Board of Directors (or, at the shareholder’s option, c/o a specific director), 17634 NE Airport Way, Portland, Oregon 97230. The Secretary will ensure that this communication (assuming it is properly marked c/o the Board of Directors or c/o a specific director) is delivered to the Board of Directors or the specified director, as the case may be.
Meeting and Attendance

          The Board of Directors held ten meetings in 2008 and each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board held in 2008 and (b) the total number of meetings held by all committees of the Board on which the director served during the period.
          Directors are expected to attend the Company’s annual meeting of shareholders each year. All of the current directors serving on the Board at the time of the Company’s 2008 annual meeting of shareholders attended that meeting.
Director Compensation
          Directors who are executive officers of the Company receive no compensation for service as members of either the Board or any committees thereof. Directors who are not executive officers of the Company or the Chairman of the Board of Directors receive an annual retainer of $20,000, an annual fee of $6,000 for each committee on which the director serves, an annual fee of $5,000 for serving as chairman of the Audit Committee, an annual fee of $3,000 for serving as chairman of the Compensation Committee, and an annual fee of $3,000 for serving as chairman of the Nominating and Governance Committee, all payable quarterly. The Chairman of the Board receives an annual retainer of $68,000 and $6,000 for each committee on which the director serves. Each director also receives an annual allowance of $1,000 to purchase Company merchandise. The following is a table of total compensation earned by each director who was not an executive officer of the Company during 2008.
(all values expressed in dollars)

	Fees Earned or	Option	All Other
Name	Paid in Cash	Awards (1)	Compensation	Total
Richard A. Rosenthal	$80,000	$23,128	$1,016	$104,144
Stephen F. Loughlin	37,000	17,467	—	54,467
Luke E. Sims	32,000	17,467	796	50,263
Charles W. Smith	35,000	17,706	—	52,706
John D. Whitcombe	35,000	17,467	956	53,423
William H. Williams	32,000	14,579	326	46,905

(1)	The Option Awards in the table above is the compensation expense for each individual recognized in our consolidated financial statements for the year ended December 31, 2008. The fair value of options granted and related compensation expense included in our consolidated financial statements was determined using the Black-Scholes method, which requires several significant judgmental assumptions. Please refer to footnote 6, “Stock Options” to the consolidated financial statements for the year ended December 31, 2008 for information regarding the assumptions used to determine the fair value of options granted.
Each member of the Board of Directors was granted an option for the purchase of 5,000 shares with an exercise price of $17.61 each of the Company’s common stock with a fair value of $4.05 on January 2, 2008. At December 31, 2008, members of the Board of Directors held outstanding options for the following aggregate number of shares: Richard A. Rosenthal, 23,000 shares; Stephen F. Loughlin, 23,000 shares; Luke E. Sims, 14,600 shares; Charles W. Smith, 23,000 shares; John D. Whitcombe, 32,000 shares; William H. Williams, 15,000 shares.

REPORT OF THE AUDIT COMMITTEE
          The Audit Committee of the Board is composed of four directors, each of whom is independent as defined in Rule 4200(a)(15) of the listing standards of the NASDAQ Global Market. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.
          The Company’s management is responsible for the Company’s internal controls over financial reporting and the financial reporting process, including the system of internal controls. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the Company’s independent registered public accounting firm those matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 (Communication With Audit Committees), as amended by SAS 89 and SAS 90.
          The Company’s independent registered public accounting firm has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm their independence. The Audit Committee considered whether the independent registered public accounting firm’s provision of non-audit services is compatible with maintaining the independent registered public accounting firm’s independence.
          The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for the audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their audits and quarterly reviews, the evaluation of the Company’s internal controls and overall quality of the Company’s financial reporting.
          Based on the Audit Committee’s reviews and discussions with management and the independent registered public accounting firm referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

          This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not be deemed filed under such Acts.
LACROSSE FOOTWEAR, INC.
AUDIT COMMITTEE:
Stephen F. Loughlin, Chairman
Richard A. Rosenthal
Charles W. Smith
John D. Whitcombe
PRINCIPAL SHAREHOLDERS
          The following table sets forth certain information regarding the beneficial ownership of common stock as of February 27, 2009, by: (i) each director and nominee; (ii) each of the executive officers named in the Summary Compensation Table set forth below; (iii) all of the directors, nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group; and (iv) each person or other entity known by the Company to own beneficially more than 5% of the common stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned.

	Shares of		Percent of
	Common Stock		Common Stock
Name of Beneficial Owner	Beneficially Owned (1)		Beneficially Owned
Virginia F. Schneider	1,160,015	(2)	18.4%
George W. and Virginia F. Schneider Trust U/A	1,011,016	(2)	16.1%
Royce & Associates, LLC	754,000	(3)	12.0%
Joseph P. Schneider	436,594		6.9%
Dalton, Greiner, Hartman, Maher & Co.	324,660	(4)	5.2%
David P. Carlson	126,063		2.0%
Richard A. Rosenthal	47,000		*
Charles W. Smith	46,264		*
John D. Whitcombe	45,127		*
Luke E. Sims	32,077		*
Stephen F. Loughlin	17,250		*
Kirk S. Nichols	13,808		*
Robert G. Rinehart, Jr.	10,301		*
William H. Williams	6,250		*
C. Kirk Layton	5,251		*

All directors, nominees and executive officers as a group	810,545		12.9%

*	Denotes less than 1%

1)	Includes the following shares subject to stock options which are exercisable within 60 days of February 27, 2009: Joseph P. Schneider, 121,439 shares; David P. Carlson, 75,313 shares; Richard A. Rosenthal, 12,250 shares; Charles W. Smith, 12,650 shares; John D. Whitcombe, 10,250 shares; Luke E. Sims, 4,850 shares; Stephen F. Loughlin, 13,250 shares; Kirk S. Nichols,

13,808 shares; Robert G. Rinehart, Jr., 10,001 shares; William H. Williams, 6,250 shares; C. Kirk Layton, 5,251 shares; and all directors, nominees and named executive officers as a group, 285,312 shares.

2)	Shares of common stock reported as beneficially owned by Virginia F. Schneider include (a) 1,011,016 shares which are deposited in the George W. and Virginia F. Schneider Trust U/A dated September 1, 1987 over which Mrs. Schneider, as trustee, has voting and investment power, and (b) 148,999 shares which are held by a charitable foundation in which Mrs. Schneider is trustee (Mrs. Schneider disclaims beneficial ownership of these 148,999 shares). The address of Virginia F. Schneider and the George W. and Virginia F. Schneider Trust U/A dated September 1, 1987 is 17634 NE Airport Way, Portland, Oregon, 97230.

3)	The information is based on Schedule 13G/A, dated January 26, 2009, filed with the Securities and Exchange Commission by Royce & Associates, LLC. The address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, New York, 10019.

4)	The information is based on Schedule 13G, dated January 27, 2009, filed with the Securities and Exchange Commission by Dalton, Greiner, Hartman, Maher & Co., which holds the sole voting power of 316,680 shares and the sole dispositive power of 324,660 shares. The address of Dalton, Greiner, Hartman, Maher & Co. is 565 Fifth Ave., Suite 2101, New York, New York, 10017.
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
          In this section, we will provide an overview and analysis of our compensation programs and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Later in this proxy statement under the heading “Executive Compensation,” we have included a series of tables containing specific information about the compensation earned or paid in 2008 to the individuals named in the Summary Compensation Table, whom we refer to as our named executive officers.
          The discussion below is intended to enhance the understanding of the detailed information provided in those tables and put that information into context within our overall compensation program.
Compensation Philosophy and Objectives
          We have a standing Compensation Committee of our independent Board of Directors. The Compensation Committee is charged with responsibility to oversee the Company’s compensation policies and programs, including developing compensation programs, providing oversight of the implementation of the policies and benefit plans, and specifically addressing the compensation of the Company’s executive officers. The Compensation Committee views compensation as a key factor in our ability to execute our corporate strategy.
          Our corporate strategy is to: (i) build, position and capitalize on the strength of our established footwear and apparel brands, (ii) develop innovative products and relevant technologies that will differentiate our footwear and apparel products from our competitors; (iii) offer superior customer service; and (iv) expand and leverage our portfolio of distribution channels. In order to achieve these strategic goals, we must recruit, motivate and retain the best talent possible and those employees must work as a cohesive team with common goals.
          Our compensation philosophy is based on a foundation of pay-for-performance. Our compensation programs, when taken in total, are intended to:
•	Attract highly talented employees;

•	Motivate employees to high levels of individual and company performance;

•	Retain needed key resources; and

•	Link employee compensation to the creation of shareholder value.
          We have built a compensation program that we believe incorporates pay-for-performance elements at the individual and corporate level and which ties compensation incentives to the Company’s profitable growth objectives. Because we expect profitable growth to enhance shareholder value, we believe our compensation program ties our employees’ and executives’ incentives to the best interests of our shareholders.
          Our compensation program has three distinct components that apply to each of our executive and non-union employees. These three components are:
•	Base pay;

•	Annual incentive compensation; and

•	Equity compensation in the form of non-qualified stock options.
Elements of our Compensation Program
          Base Pay. We view base pay as compensation for the core competencies each employee brings to the Company.
          We use market data to establish competitive base pay for our key executive employees. The source of market data includes Salary.com CompAnalyst. This survey allows us to benchmark against national, regional and local data for non-durable goods manufacturing companies with revenues between $50M-$200M. In addition, we review the Footwear Industry Compensation Survey (26 footwear companies). We also review proxy statements for competitive pay data of local (Portland, Oregon) companies of similar size to our Company. We believe we compete for talent nationally within the non-durable goods category generally, and more specifically within the footwear industry and with local companies. These data sets enable us to compare peer salary data that is targeted by industry and geography. We continually monitor relevant industry data to ensure our competitive position. We strive to set our total compensation package at approximately 100% of the relevant market average; however, each compensation decision is made based on, and can be significantly impacted by, the experience and performance of the individual employee.
          Every employee is reviewed annually for performance and, if appropriate, receives a merit pay increase consistent with their individual performance rating and relevant market data. A merit pay matrix is created wherein each employee is rated on a scale of 1 to 5 based on individual performance and position in pay range as a guide to set annual merit pay increases. In addition to upward adjustments of base pay based upon individual performance reviews, we may make adjustments to an individual’s base pay if it is determined that such individual’s base pay is below target market rates.

Base pay increases for our Chief Executive Officer and Chief Financial Officer are effective January 1st of each year. All other employee merit increases are effective on or about March 1st of each year. For 2008, our named executive officers received base pay increases including merit and market adjustments ranging from 3.5% to 9.7% over their 2007 base pay.
          From January 1, 2009 to April 5, 2009, executive officers salaries will remain unchanged from 2008. Effective as of April 6, 2009, the Compensation Committee approved a 10% reduction in annual base pay for executive officers and all non-union employees whose annual base pay was more than $50,000. The Company elected to make this change in light of the current economic downturn.
          Annual Incentive Compensation. We view our annual incentive compensation program as a means by which to tie the cash compensation of our executive officers and all non-union employees to a group of performance targets, the achievement of which we expect will enhance the Company’s value.
          All executive officers, as well as all non-union employees are eligible to receive incentive compensation equal to a predetermined percentage of their base pay, which we refer to as “target incentive compensation.” The amount of target incentive compensation is based on the individual’s past and potential impact on the Company’s results, as well as market competitive data for similar positions. During 2008, target incentive compensation for our named executive officers was set as a percentage of each such officer’s base pay as follows: (i) Mr. Schneider, 100%; (ii) Mr. Carlson, 70%; (iii) Mr. Nichols, 40%; (iv) Mr. Rinehart, 40%; and (v) Mr. Layton 35%. The individual’s base pay, plus his target incentive compensation is the total target cash compensation for the year.
          The percentage of target incentive compensation our employees ultimately receive is determined by the Company’s performance relative to performance targets set by the Compensation Committee at the beginning of each year. In 2008, the Compensation Committee set annual performance targets for net sales growth, operating profit and inventory turns. In 2009, given the overall global economic conditions, the Compensation Committee feels that it is best for the Company to focus its effort on revenue growth and profits, as management believes that effective inventory management is directly correlated to operating profit results. The Company’s targets are set based on several factors, including benchmarks for sales growth and profits and the Company’s past and anticipated future performance.
          The annual incentive compensation program drives performance by targeting the financial measures that have the greatest ability to increase shareholder value, which we have identified as profitable sales growth while maintaining a healthy balance sheet. The selected metrics for 2008 were sales growth (40% weighting), operating profit (40% weighting), and inventory turns (20% weighting). For 2009, the selected metrics are sales growth (50% weighting) and operating profit (50% weighting).
          The level of incentive compensation paid is determined using a weighted average of the Company’s performance against these targets. Incentive compensation will pay out at 100% of target if the Company achieves 100% of the target for the measured factors. Company performance below the targets will yield incentive compensation payouts below each individual’s target compensation. Company performance above the targets will yield incentive compensation payouts above each individual’s target compensation. We do not pay any incentive compensation if our operating profit falls below 75% of the target. The ultimate payout of incentive compensation is based solely on these metrics; however the Board of Directors does have the ability to apply discretion to increase or decrease an award. Employees must be in good standing in terms of performance as of the date of payout to be eligible for the incentive compensation payment. Employee performance is evaluated annually on a scale of 1 to 5. Employees with performance evaluations at or above a 3 level, who are not on a corrective action plan, are considered to be in good standing. In 2008, the incentive compensation plan paid 89% of target, computed as follows:
Net Sales Growth – achieved 106% of target (weighted 40%)
Operating Profit – achieved 72% of target (weighted 40%)
Inventory Turns – achieved 90% (weighted 20%)
Weighted Average Amount Achieved – 89%
          Our historical weighted average achievements are as follows:

Weighted
Average
Achievement
Year	%
2007	100%
2006	111%
2005	39%
2004	140%
2003	75%
          Equity Compensation – Stock Options. We believe that to effectively build long-term value in the Company, the interests of all our employees must be aligned with the interests of our shareholders. To this end, all of our non-union employees are eligible for annual non-qualified stock option awards. Typically, substantially all eligible employees receive annual stock option awards.
          We grant stock option awards on the first business day of each year. We have historically used this date as the grant date and plan to continue to do so. On January 2, 2008, non-qualified stock options to purchase an aggregate of 121,925 shares were granted to 128 employees at an exercise price per share of $17.61. On January 2, 2009, non-qualified stock options to purchase an aggregate of 109,150 shares were granted to 123 employees at an exercise price per share of $12.00. In addition to annual grants of stock options, employees may receive additional options in connection with significant promotions. Certain new hires may also receive stock option grants on their hire date. Information regarding the number of options granted to our named executive officers in 2008 is contained in the table labeled “Grants of Plan Based Awards” under the heading “Executive Compensation.” Prior to 2006, employee stock options vested over a period of five years and had a maximum term of ten years. Beginning in 2006, the employee stock option issuances vest over four years and have a maximum term of seven years. Prior to 2008, the directors’ stock options vested over a period of five years and had a maximum term of ten years. Beginning in 2008, the directors’ stock option issuances vest over four years and have a maximum term of seven years.
          The number of stock options reserved for grant during a particular year is determined by the Compensation Committee. In making such determination, the Compensation Committee seeks to accomplish the stated goal of aligning our employees’ incentives with the interests of our shareholders, while also seeking to ensure that no significant dilution of our outstanding common stock occurs. The Compensation Committee has historically reserved for annual grants of options a number of shares equal to approximately 2% of our issued and outstanding common stock. Other than grants to our executive officers, individual stock option grants are recommended to the Compensation Committee by management and are based on such individual’s potential and historical impact on our financial results. Such impact is measured primarily through salary grades and subjective indicators of past performance. Individuals in higher pay grades with top performance will receive larger grants than employees in lower pay grades with lower performance. Our Chief Executive Officer receives the largest grant (typically 15-20% of available budgeted options) and the grant sizes decrease down through the organization. We also assess the value of stock options granted to executives relative to competitor market data. Typically our stock option grants to individual executives are modest in comparison to our competitors due to our policy of granting options to non-union employees at all levels of the Company. As the employee population grows, we expect that the average size of individual grants will decrease.
          The 2007 Long-Term Incentive Plan contains a change of control provision pursuant to which all stock options granted pursuant to the 2007 Long-Term Incentive Plan would become immediately exercisable, without regard to contingent vesting provision, upon a change of control event as defined in the plan.
          Perquisites and Other Benefits. The Committee has determined at this time that we do not need to offer our executives and employees deferred compensation plans or executive perquisites beyond minimal perquisites. Currently, we do not have any stock or equity arrangements other than non-qualified stock options, and we have not offered our employees supplemental retirement plans. Executive officers receive standard benefits consistent with other employees for health, dental and life insurance, and employer matching contributions to employee retirement savings plans.
Role of Executive Officers and Others in Determining Compensation
          Our senior management team, specifically the Chief Executive Officer, Chief Financial Officer, Vice President of Finance, and Vice President of Human Resources, evaluate competitive market data and recommend compensation plans to the Compensation Committee that are consistent with our stated compensation philosophy. The Compensation Committee has delegated to these members of senior management responsibility for granting new hire stock options to non-executives, within the limits set by the Compensation Committee.
          The Compensation Committee may engage third party compensation consultants, however no such consultants were engaged during 2008. In addition, the Compensation Committee regularly calls upon our Vice President of Human Resources, J. Gary Rebello, for advice and market analysis. Mr. Rebello is a Certified Compensation Professional with more than 20 years of executive compensation experience.
Impact of Accounting and Tax Treatment of Compensation
          The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for our executive officers. However, the Compensation

Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost with the benefit and value to the executive.
          With regard to Section 162(m) of the Internal Revenue Code of 1986, as amended, it is the Compensation Committee’s intent to maximize deductibility of executive compensation while retaining some discretion needed to compensate executives in a manner commensurate with performance and the competitive landscape for executive talent.
          Our former Long-Term Incentive Plan limited the granting of equity-based incentives to the form of stock options only. Stock options have historically received favorable accounting and tax treatment. However, beginning in 2006, the accounting treatment for stock options changed as a result of Statement of Financial Accounting Standards No. 123R, making the accounting treatment of stock options less attractive. As a result of this change, the 2007 Long-Term Incentive Plan which was adopted by the Board of Directors on March 12, 2007 and approved by our shareholders at our 2007 Annual Meeting of Shareholders permits alternative forms of equity-based incentives.

EXECUTIVE COMPENSATION
Executive Officers of the Registrant
     The following table sets forth certain information, as of February 27, 2009, regarding the executive officers of the Company.

Name	Age	Position
Joseph P. Schneider	49	President, Chief Executive Officer and Director
David P. Carlson	53	Executive Vice President, Chief Financial Officer, and Secretary
Robert G. Rinehart, Jr.	56	Vice President of Product Development
J. Gary Rebello	57	Vice President of Human Resources
C. Kirk Layton	53	Vice President of Finance, Corporate Controller and Assistant Secretary
Adrienne L. Moser	47	Senior Vice President Product, Sales and Marketing
Ross M. Vonhoff	43	Senior Vice President Operations
Kirk S. Nichols	40	Vice President of Sales
Craig P. Cohen	42	Vice President International Sales
For information on Joseph P. Schneider’s business background, see “Board of Directors” above.
David P. Carlson was named Executive Vice President in August 2001 and Chief Financial Officer of the Company in April 2002. Mr. Carlson also served as President and Chief Operating Officer of Danner from August 2000 to August 2001. Prior thereto, he served as Vice President-Finance and Chief Financial Officer of Danner from March 1998, when he joined Danner, until August 2000.
Robert G. Rinehart, Jr. was named Vice President of Product Development in May 2006. Mr. Rinehart was Footwear Product Development Manager for Columbia Sportswear from 2004 to 2006. Prior to that, he held various management positions with LaCrosse over a 14-year period.
J. Gary Rebello has served as the Vice President of Human Resources since joining the Company in 2005. Prior to joining LaCrosse, Mr. Rebello was the Vice President of Human Resources for Mentor Graphics, a leading supplier of design automation software, from 1996 to 2005.
C. Kirk Layton, Vice President of Finance and Corporate Controller, joined the Company in August 2006. Prior to joining LaCrosse, Mr. Layton held various controller and financial director positions with Nike, Inc. from 2000 to 2006, and with Sequent Computer Systems, Inc. from 1990 to 2000. Prior to joining Sequent, Mr. Layton spent ten years in senior management roles with two national accounting firms.
Adrienne L. Moser, Senior Vice President of Product, Sales and Marketing, joined the Company in November of 2008.  Prior to joining LaCrosse, Ms. Moser was Chief Operating Officer of Nau, Inc., a start up lifestyle apparel company, from 2005 to 2008.   Prior to joining Nau, Ms. Moser spent 15 years at Patagonia, Inc., a global technical and lifestyle apparel company.   At Patagonia she led a variety of departments including sales, product development and design and merchandising as well as serving as General Merchandise Manager.

Ross M. Vonhoff was named Senior Vice President of Operations in February 2009.  Previously, Mr. Vonhoff served as Vice President of Operations since November of 2008. Prior to joining LaCrosse, Mr. Vonhoff was the Director of Operations at Coherent, from 2004 to 2008 and held various management positions at FEI Company, from 1994 to 2003.
Kirk S. Nichols has served as Vice President of Sales since September 2006 and has held several other management positions since joining the Company in September of 1997.  Prior to joining LaCrosse, Mr. Nichols spent five years with Columbia Sportswear, a leading provider of outdoor apparel and footwear.
Craig P. Cohen was named Vice President, International Sales in July 2008. Previously, Mr. Cohen served as Vice President of Demand Planning of the Company since September 2006 as the Director of Sourcing of the Company since December 2003 and Sourcing Manager of Danner, a subsidiary of the Company. Prior to that, Mr. Cohen held several management positions with Danner since joining the Company in January 1997.
Each of the executive officers were elected to serve until the first meeting of the Board of Directors held after the annual meeting of the shareholders and until their respective successors are elected.

Summary Compensation Table
          The following table provides certain summary information concerning the compensation awarded to, earned by or paid to our (i) Principal Executive Officer (“PEO”); (ii) our Principal Financial Officer (“PFO”), and (iii) our three most highly compensated executive officers other than our PEO and PFO, who were serving as executive officers at the end of the last completed fiscal year and whose total compensation exceeded $100,000 (herein referred to as the “named executive officers”) for the fiscal years ended December 31, 2008, 2007, and 2006.
(all values expressed in dollars)

			Non Equity	Option	All Other
			Incentive Plan	Awards	Compensation
Name		Salary	Compensation	(1)	(2)	Total
Joseph P. Schneider	2008	$440,000	$393,125	$85,902	$19,317	$938,344
	2007	424,423	426,233	77,150	18,926	946,732
	2006	410,000	456,594	77,507	23,279	967,380

David P. Carlson	2008	308,000	192,631	64,971	15,932	581,534
	2007	295,577	207,801	59,789	16,397	579,564
	2006	285,000	222,192	61,269	20,705	589,166

Robert G. Rinehart, Jr.	2008	200,000	71,477	16,308	15,687	303,472
	2007	187,115	76,220	15,406	13,423	292,164
	2006	139,904	58,622	11,239	8,047	217,812

Kirk S. Nichols (3)	2008	168,461	60,756	19,658	11,990	260,865
	2007	—	—	—	—	—
	2006	—	—	—	—	—

C. Kirk Layton (4)	2008	172,308	53,943	12,558	11,517	250,326
	2007	155,885	55,285	11,704	10,868	233,742
	2006	—	—	—	—	—

(1)	The Option Awards number in the table above is the compensation expense recognized in our consolidated financial statements for the years ended December 31, 2008, 2007 and 2006. The fair value of options granted and related compensation expense included in our consolidated financial statements was determined using the Black-Scholes method, which requires several significant judgmental assumptions. Please refer to footnote 6, “Stock Options” to the consolidated financial statements for the year ended December 31, 2008 for information regarding the assumptions used to determine the fair value of options granted.

(2)	Please refer to the All Other Compensation Table for additional detail.

(3)	Kirk S. Nichols was not a named executive officer for fiscal years ended December 31, 2007 and 2006.

(4)	C. Kirk Layton was not a named executive officer for fiscal year ended December 31, 2006.
All Other Compensation
          The following table shows the components of All Other Compensation for our named executive officers in the table above for the year ended December 31, 2008:
(all values expressed in dollars)

			Changes in	Life and
		Contributions to	Pension Plan	Disability
		Retirement	Accumulated	Insurance
Name		Savings Plan (1)	Benefit	Premiums	Other	Total
Joseph P. Schneider	2008	$11,500	$1,895	$3,612	$2,310	$19,317
	2007	13,600	1,749	3,577	—	18,926
	2006	14,961	1,614	2,556	4,148	23,279

David P. Carlson	2008	11,500	—	2,817	1,615	15,932
	2007	13,600	—	2,797	—	16,397
	2006	15,061	—	3,379	2,265	20,705

Robert G. Rinehart, Jr.	2008	11,415	4,014	258	—	15,687
	2007	9,600	3,685	138	—	13,423
	2006	4,438	3,389	122	98	8,047

Kirk S. Nichols (2)	2008	11,007	—	60	923	11,990
	2007	—	—	—	—	—
	2006	—	—	—	—	—

C. Kirk Layton (3)	2008	11,379	—	138	—	11,517
	2007	10,730	—	138	—	10,868
	2006	—	—	—	—	—

(1)	The Company has an employee retirement savings matching plan, which is classified as a defined contribution plan under Section 401(k) of the Internal Revenue Code. This plan allows employees to defer a portion of their annual compensation through pre-tax contributions. The Company matches 100% of the first 3% and 50% of the next 2% of the employee’s contributions, up to a maximum of 4%

of the employee’s compensation. Also included for each named executive is a discretionary profit sharing contribution under the Company’s 401(k) Plan.

(2)	Kirk S. Nichols was not a named executive officer for fiscal year ended December 31, 2007 and 2006.

(3)	C. Kirk Layton was not a named executive officer for fiscal year ended December 31, 2006.
Grants of Plan Based Awards
          The following table sets forth each award under non-equity incentive plans earned by the named executive officers and options granted during the year ended December 31, 2008:

		All Other
		Option Awards:
	Non-Equity		Number of	Total
	Incentive		Securities	Fair Value	Exercise Price
	Plan Compensation		Underlying	of Options	of Option
Name	(1) ($)	Grant Date	Options (2) (#)	Awarded ($)	Awards ($)
Joseph P. Schneider	393,125	1/2/2008	20,250	85,702	17.61

David P. Carlson	192,631	1/2/2008	15,000	61,466	17.61

Robert G. Rinehart, Jr.	71,477	1/2/2008	4,000	15,460	17.61

Kirk S. Nichols	60,756	1/2/2008	4,000	15,460	17.61

C. Kirk Layton	53,943	1/2/2008	3,500	13,528	17.61

(1)	As of February 27, 2009, the Company had made payments to all eligible employees under the non-equity incentive plan for 2008 (the 2008 Incentive Compensation Plan was approved on December 21, 2007). The amounts in the table above represent the actual payments made and are the same amounts as listed in the Summary Compensation Table.

(2)	The options granted in 2008 were valued using the Black-Scholes method and the fair value of the options granted less our estimate of future forfeitures will be amortized over the four-year vesting period. The 2008 impact on compensation expense associated with these awards in 2008 is included as a component of the Option Awards column in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year End
          The following table lists all equity awards to the named executive officers outstanding as of December 31, 2008:

	Option Awards
	Number of Securities Underlying		Option	Option
	Unexercised Securities		Exercise	Expiration
Name	Exercisable #	Unexercisable #	Price ($)	Date
Joseph P. Schneider	5,000	—	4.44	January 3, 2010
	25,000	—	3.13	January 2, 2011
	30,000	—	2.58	January 2, 2013
	32,000	8,000	7.70	January 2, 2014
	12,000	8,000	10.83	January 3, 2015
	13,500	13,500	10.60	January 2, 2013
	5,063	15,187	13.27	January 2, 2014
	—	20,250	17.61	January 2, 2015

	122,563	64,937

David P. Carlson	1,250	—	4.44	January 3, 2010
	1,813	—	3.13	January 2, 2011
	24,000	6,000	7.70	January 2, 2014
	12,000	8,000	10.83	January 3, 2015
	10,000	10,000	10.60	January 2, 2013
	3,750	11,250	13.27	January 2, 2014
	—	15,000	17.61	January 2, 2015

	52,813	50,250

Robert G. Rinehart, Jr.	3,750	3,750	11.31	February 6, 2013
	1,500	1,500	12.12	May 22, 2013
	938	2,812	13.27	January 2, 2014
	—	4,000	17.61	January 2, 2015

	6,188	12,062

Kirk S. Nichols	125	—	3.13	January 2, 2011
	832	—	3.40	January 2, 2012
	1,200	—	2.58	January 2, 2013
	1,800	600	7.70	January 2, 2014
	1,050	700	10.83	January 3, 2015
	1,200	800	12.15	April 19, 2015
	1,250	1,250	10.60	January 2, 2013
	1,500	1,500	12.92	September 1, 2013
	938	2,812	13.27	January 2, 2014
	—	4,000	17.61	January 2, 2015

	9,895	11,662

C. Kirk Layton	2,500	2,500	12.02	August 21, 2013
	938	2,812	13.27	January 2, 2014
	—	3,500	17.61	January 2, 2015

	3,438	8,812

Option Exercises
          Two named executive officers exercised stock options during 2008. The table below shows the details of those transactions:

		Number of	Value
		Shares Acquired	Realized on
Name	Date	on Exercise	Exercise
Joseph P. Schneider	2/21/2008	23,350	$307,520
Joseph P. Schneider	11/21/2008	3,500	$8,365
David P. Carlson	2/12/2008	15,000	$216,150
David P. Carlson	2/12/2008	20,000	$304,600
David P. Carlson	2/13/2008	6,000	$89,220
David P. Carlson	5/29/2008	6,750	$33,075
Pension Benefits
          The LaCrosse Footwear, Inc. Retirement Plan (the “Salaried Plan”) covers a portion of the salaried employees of the Company. The table below illustrates the estimated annual benefits payable as a single life annuity upon retirement pursuant to the current Salaried Plan formula for various levels of compensation and years of service, assuming retirement after attainment of age 65 during 2008.

	Years of Service
Average Annual
Compensation	15	20	25	30	35
$100,000	$12,750	$17,000	$21,250	$25,500	$29,750
125,000	15,938	21,250	26,563	31,875	37,188
150,000	19,125	25,500	31,875	38,250	44,625
175,000	22,313	29,750	37,188	44,625	52,063
200,000	25,500	34,000	42,500	51,000	59,500
225,000	28,688	38,250	47,813	57,375	66,938
          The Salaried Plan is a qualified noncontributory plan that provides for fixed benefits to participants and their survivors in the event of normal (age 65) or early (age 55) retirement.
          Compensation covered by the Salaried Plan is a participant’s total remuneration, including salary and non-equity incentive plan compensation, as shown in the Summary Compensation Table, but excluding fringe and welfare benefits. Benefits are based on a participant’s average monthly compensation for the 60 consecutive calendar months of the 120 calendar months preceding termination of employment for which his or her compensation was the highest. Under the Salaried Plan, only compensation up to the limits imposed by the Internal Revenue Code is taken into account. Benefits are not subject to any deduction for Social Security or other offset amounts.

          The following table shows the years of credited service and present value of accumulated benefits for each of the named executive officers who are participants in the Salaried Plan:

		Years of	Present Value of	Payments
		Credited	Accumulated	During Last
Name	Plan Name	Service (1)	Benefit (2)	Fiscal Year
Joseph P. Schneider	Salaried Plan	10.6	$24,965	$—

Robert G. Rinehart, Jr.	Salaried Plan	12.0	$51,844	$—

(1)	The Company froze the Salaried Plan, effective August 30, 2002, such that participants will not accrue any additional benefits regardless of any increases in their compensation or completion of additional years of credited service after such date. Participants are fully vested in their accrued benefits under the Salaried Plan as of August 30, 2002, which are based upon their then average monthly compensation and years of credited service.

(2)	Please refer to footnote 7, “Compensation and Benefit Agreements” to the consolidated financial statements for the year ended December 31, 2008 for the assumptions used in determining the present value of accumulated benefit included in the table above.
Severance and Change of Control Agreements
The Company does not have any severance or change in control agreements with any of its executive officers. All stock options granted pursuant to the 2007 Long-Term Incentive Plan shall become immediately exercisable, without regard to any contingent vesting provision, upon the occurrence of any of the following events: (i) the sale, liquidation or other disposition of all or substantially all of the Company’s assets; (ii) a merger or consolidation of the Company with one or more corporations as a result of which, immediately following such merger of consolidation, the Company’s shareholders as a group hold less than a majority of the outstanding capital stock of the surviving corporation; or (iii) as the result of a tender or exchange offer made directly to the Company’s shareholders, any person or entity, including any “person” as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), becomes the “beneficial owner”, as defined in the Exchange Act, of shares of the Company’s common stock representing 50% or more of the combined voting power of the Company’s voting securities.

COMPENSATION COMMITTEE REPORT
          The Compensation Committee of the Board is responsible for all aspects of the Company’s compensation package offered to its corporate officers, including the named executive officers. The Compensation Committee prepared the following report:
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K and Proxy Statement.
LACROSSE FOOTWEAR, INC.
COMPENSATION COMMITTEE
Charles W. Smith, Chairman
Stephen F. Loughlin
Luke E. Sims
William H. Williams
Compensation Committee Interlocks and Insider Participation
          The current members of the Compensation Committee are identified above. All members of this committee are considered to be independent under applicable Securities Exchange Commission and NASDAQ Global Market rules. None of the members of our Compensation Committee is now or was previously an officer or employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Equity Compensation Plan Information
          As of December 31, 2008, there were no equity compensation plans that had not been approved by the Company’s shareholders. Under the current equity compensation plans, 796,839 shares of the Company’s common stock may be issued upon exercise of all outstanding options, which have a weighted average exercise price of $11.12 per share. The Company also has approximately 396,000 shares remaining available for future issuance under equity compensation plans (excluding shares listed above).

Transactions with Related Persons
          The Company’s Board of Directors recognizes that related person transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a related person transaction policy, which shall be followed in connection with all related person transactions. Specifically, this policy addresses our procedures for the review, approval and ratification of all related person transactions.
The Board of Directors has determined that the Audit Committee of the Board, which is comprised of all independent directors, is best suited to review and approve related person transactions. Accordingly, any related person transactions recommended by management shall be presented to the Audit Committee for approval at a regularly scheduled meeting of the Audit Committee. Any “transaction” with a “related person” (as such terms are defined in Item 404 of Regulation S-K) shall be consummated or shall continue only if the Audit Committee approves the transaction, the disinterested members of the Board of Directors approve the transaction, or the transaction involves compensation approved by the Company’s Compensation Committee.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports concerning their ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely on a review of copies of such forms furnished to us and written representations from executive officers, directors and 10% shareholders, we believe that all Section 16(a) filing requirements during 2008 were met.

MISCELLANEOUS
Independent Auditors
          McGladrey & Pullen, LLP acted as the independent registered public accounting firm for the Company in 2008. Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.
Independent Registered Public Accounting Firm’s Fees
          In connection with the fiscal years ended December 31, 2008 and 2007, McGladrey & Pullen, LLP and its related entity RSM McGladrey, Inc., provided various audit and non-audit services to the Company and billed the Company for these services as follows:
(a)	Audit Fees. Fees for audit services totaled $294,309 and $279,363 in 2008 and 2007, respectively, including fees for the annual audits and the reviews of the Company’s quarterly reports on Form 10-Q. The increase in 2008 reflects fees associated with new accounting pronouncements and an acquisition.

(b)	Audit-Related Fees. Fees for audit-related services totaled $5,300 and $12,300 in 2008 and 2007, respectively. These services related to responding to technical and accounting questions and the related research, and meetings with management.

(c)	All Other Fees. There were no other services provided by McGladrey & Pullen, LLP or RSM McGladrey, Inc., not included above, in either 2008 or 2007.
The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm on a case-by-case basis. In connection with the approval of the annual audit services and related Audit Fees, the Audit Committee also pre-approves certain Audit-Related Fees relating to the independent registered public accounting firm responding to and researching technical accounting questions and other matters related to the financial statements under audit. All of the services provided by the independent registered public accounting firm during 2008 and 2007, including services related to the Audit-Related Fees, have been approved by the Audit Committee under its pre-approval process. The Audit Committee has considered whether the provision of services related to the Audit-Related Fees was compatible with maintaining the independence of McGladrey & Pullen, LLP and determined that such services did not adversely affect the independence of McGladrey & Pullen, LLP.

Shareholder Proposals
          Proposals which shareholders of the Company intend to present at and have included in the Company’s proxy statement for the 2010 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), must be received no later than 120 days and no earlier than 180 days prior to the anniversary of the mailing of the prior years’ proxy materials. Accordingly, proposals indented to be included in our Proxy Statement for our 2010 Annual Meeting must be received by us no later than November 27, 2009, and no earlier than September 28, 2009. However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, then notice by the shareholder to be timely must be delivered not later than the close of business on the later of (I) the 90th day prior to such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made.
Solicitation of Proxies
          The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold common stock.
Annual Report on Form 10-K
          We are mailing you our Annual Report on Form 10-K for the year ended December 31, 2008 with this proxy statement. Additional copies of our Annual Report on Form 10-K can be obtained at no charge by contacting the Secretary of the Company at LaCrosse Footwear, Inc., 17634 NE Airport Way, Portland, Oregon 97230. You can find our SEC filings, including our 2008 Form 10-K, on our website at www.lacrossefootwearinc.com, or through the SEC’s website at www.sec.gov.
By Order of the Board of Directors
LACROSSE FOOTWEAR, INC.
/s/ David P. Carlson
David P. Carlson
Secretary
March 27, 2009

LaCrosse Footwear, Inc.
2009 Annual Meeting of Shareholders
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Joseph P. Schneider and David P. Carlson, and each of them, as Proxies with the power of substitution (to act jointly or if only one acts then by that one) and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of LaCrosse Footwear, Inc. held of record by the undersigned on February 27, 2009, at the annual meeting of shareholders to be held on April 27, 2009, and any adjournment or postponement thereof.
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement are available at http://phx.corporate-ir.net/phoenix.zhtml?c=78432&p=Proxy.
This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” each of the proposals listed below.

Proposal 1
Election of Directors: Terms expiring at the 2012	1 - Luke E. Sims 2 - John D. Whitcombe	☐	FOR all nominees listed to the left (except as specified below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed to the left
Annual Meeting	3 - William H. Williams

Instructions: To withhold authority to vote for any indicated nominee, write the number(s) in the box provided to the right:
IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Date:	, 2009	Number of Shares:

Signature(s) in Box
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.